                                                                 Exhibit 10.8(a)

                          WAKEFIELD ENGINEERING, INC.
                        100 Cummings Center, Suite 157H
                               Beverly, MA 01915



                                                     As of November 12, 1998



FLEET NATIONAL BANK
One Federal Street
Boston, MA  02109


     Re:  Seventh Amendment to Loan Agreement

Ladies and Gentlemen:

     Reference is made to the Loan and Security Agreement dated June 22, 1994, as amended by the First Amendment thereto dated May 5, 1995, a Second Amendment thereto dated as of January 30, 1996, a Third Amendment thereto dated as of March 29, 1996, a Fourth Amendment thereto dated as of October 11, 1996, a Fifth Amendment thereto dated as of July 1, 1997, and a Sixth Amendment thereto dated as of December 31, 1997 (together the "Loan Agreement") and all promissory notes, agreements, documents and instruments entered into by Wakefield Engineering, Inc. ("Wakefield"), Wakefield Extrusion Corp. ("WEC"), Lockhart Industries, Inc. ("Lockhart") and Malco, Inc. ("Malco") and any other person or obligor pursuant thereto (collectively, the "Loan Documents") with or for the benefit of Fleet National Bank ("Bank"). Except as otherwise defined herein, capitalized terms used herein shall have the meanings given them in the Loan Agreement. This Seventh Amendment to Loan Agreement is referred to as the "Seventh Amendment".

     Background.   Borrowers have requested that Bank agree to accept Uni-Star
Industries, Inc., a Delaware corporation ("Uni-star") as a co-borrower. Bank has requested that Borrowers agree to shorten the maturity of the credit facilities and agree to certain other changes to the Loan Agreement. Accordingly, Bank and Borrowers agree as follows, subject to the terms and conditions hereof:

1. Uni-Star Designated as Additional Borrower. Uni-Star is, and hereby shall be, a Borrower under the Loan Agreement and other Loan Documents, jointly and severally with Wakefield, WEC, Lockhart and Malco, with respect to all now existing and hereafter existing or created Obligations and all references to Borrower or Borrowers in the Loan Agreement shall mean Wakefield, WEC, Lockhart, Malco and Uni-Star, jointly and severally.

Fleet National Bank
As of November 12, 1998
Page 2


2. Amendments to Loan Agreement. Subject to the satisfaction of the terms and conditions hereof, Bank and Borrower have agreed that the Loan Agreement shall be amended as follows:

     (a) Amendment to Definition of Borrowing Base. The definition of Borrowing Base is amended to add the following in clause (b)(ii) after "$4,500,000.00" and prior to the semi-colon (;)"(exclusive of Uni-Star Inventory)" and to add the following clause (d) thereto:

           "(d) as to Uni-Star, the lesser of (i) $500,000 or (ii) thirty-five percent (35%) of the cost or market value, whichever is lower, of all Eligible Inventory of Uni-Star;"

     (b) Amendment to Revolving Loan Limit. The definition of Revolving Loan Limit is amended to delete "Nine Million Dollars ($9,000,000.00)" and to replace it with "Ten Million Dollars ($10,000,000.00)".

     (c) Amendment to Definition of Termination Date. The definition of Termination Date is amended to delete "December 31, 1999" and to replace it with "May 31, 1999, provided, however, that if prior to January 31, 1999 the Borrowers do not enter into a definitive and binding agreement providing, to the satisfaction of the Bank, for the sale of substantially all the assets and/or stock of Wakefield on or before May 31, 1999 and, in connection with such transaction, the repayment in full of all of the Obligations, the Termination Date will be January 31, 1999.

     (d) Interest Rates Adjustment. Subsections 2(d)(i)A and 2(d)(i)(B) of the Loan Agreement are deleted and replaced with the following:

     "(A) For each Prime Rate Advance, the Prime Rate plus one percent (1%), and

     (B) For each LIBOR Rate Advance, the Adjusted LIBOR Rate for the applicable Interest period selected by Borrower in accordance with this Agreement plus three and one-half percent (350 basis points)."

     (e) Section 8 of the Loan Agreement is amended to delete Section (p) and to substitute in place thereof the following:

         "(p) Subordinated Indebtedness. Borrowers shall not make, directly or indirectly, any payment of principal, interest or other amounts on the Subordinated Indebtedness due to Alpha or pay any management fee to Alpha, except that Borrowers may pay reimbursements for life insurance, AD&D insurance, long term disability insurance, commercial package insurance, workman's compensation insurance, and health insurance payments for the ex-president of Lockhart totaling not more than $181,000 in the aggregate through January 31, 1999, and $423,000 in the aggregate through May 31, 1999.."

3. Grant of Security Interest. As security for the prompt performance, observance and payment in full of all Obligations, Uni-Star hereby grants to Bank a continuing security interest in and lien on and assigns, transfers, sets over and pledges to the Bank all property of Uni-Star

Fleet National Bank
As of November 12, 1998
Page 3

whether now owned by Uni-Star or hereafter acquired or existing, and wherever located (collectively, the "Collateral"), including without limitation:

    (a)  all Accounts;

    (b)  all Inventory;

    (c)  all Equipment;

    (d)  all General Intangibles;

    (e)  all Instruments and Documents;

    (f)  all Related Collateral; and

    (g) all accessions to and additions to, substitutions for, replacements, products and Proceeds to any and all of the foregoing.

The term "Collateral" shall also refer to any other property in which Bank is granted a Lien to secure any of the Obligations pursuant to an agreement supplemental hereto or otherwise (whether or not such agreement makes reference to the Loan agreement or the Obligations of Borrower thereunder).

4.  Amendment Fees.

         Borrowers agree to pay the Bank fees as follows:

         (a) On the date hereof, an amendment fee of $20,000, fully earned as of the date hereof;

         (b) If the conditions to the extension of the Termination Date from January 31, 1999 to May 31, 1999 as set forth in the definition of Termination Date are satisfied, Bank will earn a $100,000 extension fee on January 31, 1999, which fee shall be due and payable on the first to occur of the termination of the Bank's commitment to make Loans or May 31, 1999.

5.  Representations and Warranties.

         To induce Bank to enter into this Seventh Amendment, each Borrower jointly and severally warrants, represents and covenants to Bank that:

         (a) Organization and Qualification. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower is duly qualified or is authorized to do business and is in good standing as a foreign corporation in all states and jurisdictions in which the failure of such

Fleet National Bank
As of November 12, 1998
Page 4


Borrower to be so qualified would have a material adverse effect on the financial condition, business or properties of such Borrower.

         (b) Corporate Power and Authority. Each Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Seventh Amendment, and each of the Loan Documents to which it is a party. The execution, delivery and performance of this Seventh Amendment and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of any Borrower; (ii) contravene any Borrower's charter or by-laws; (iii) violate, or cause any Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which such Borrower's properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the properties now owned or hereafter acquired by any Borrower.

         (c) Legally Enforceable Agreement. This Seventh Amendment and each of the other Loan Documents delivered under this Seventh Amendment will be, a legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its respective terms subject to bankruptcy, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

         (d) No Material Adverse Change. Since October 25, 1998, the date of the last financial statements provided by the Borrowers to the Bank, there has been no material adverse change in the condition, financial or otherwise, of Borrowers as shown on the consolidated balance sheet thereof as of such date and no change in the aggregate value of property and assets owned by Borrowers, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

         (e) Continuous Nature of Representations and Warranties. Each representation and warranty contained in the Loan Agreement and the other Loan Documents remains accurate, complete and not misleading in any material respect on the date of this Seventh Amendment, except for representations and warranties that explicitly relate to an earlier date and changes in the nature of Borrowers' business or operations that would render the information in any exhibit attached thereto either inaccurate, incomplete or misleading, so long as Bank has consented to such changes or such changes are expressly permitted by the Loan Agreement.

Fleet National Bank
As of November 12, 1998
Page 5


6.  Conditions Precedent.

         Notwithstanding any other provision of this Seventh Amendment or any of the other Loan Documents, and without affecting in any manner the rights of Bank under the other sections of this Seventh Amendment, this Seventh Amendment shall not be effective as to Bank unless and until each of the following conditions has been and continues to be satisfied:

         (a) Documentation. Bank shall have received, in form and substance satisfactory to Bank and its counsel, a duly executed copy of this Seventh Amendment, the Fifth Amended and Restated Revolving Credit Note in the form attached as Exhibit A hereto, the First Amended and Restated Equipment Facility
Note in the form attached as Exhibit B hereto, the Amendment to Subordination Agreement with Alpha in the form attached as Exhibit C hereto, the Perfection Certificate of Uni-Star in the form of Exhibit D hereto, the Guaranty Agreement by Uni-Star in the form of Exhibit E hereto, together with such additional documents, instruments and certificates as Bank and its counsel shall require in connection therewith, all in form and substance satisfactory to Bank and its counsel.

         (b) No Default. Other than any existing or prospective Events of Default that Borrowers have disclosed to Bank on the date hereof, no Event of Default shall exist.

         (c) No Litigation. Except as previously disclosed to and consented to by Bank, no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of the Loan Agreement or this Seventh Amendment or the consummation of the transactions contemplated thereby or hereby.

7.  Acknowledgment of Obligations.

         Each Borrower hereby (1) reaffirms and ratifies all of the promises, agreements, covenants and obligations to Bank under or in respect of the Loan Agreement and other Loan Documents as amended hereby and (2) acknowledges that it is unconditionally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including reasonable attorneys' fees and expenses) under the Loan Documents, as amended hereby, and that it has no defenses, counterclaims or setoffs with respect to full, complete and timely payment and performance of all Obligations. Each Borrower confirms and agrees that at November 12, 1998 the outstanding principal balances of and accrued interest on the Loans and the fees owed to Bank were as set forth on Exhibit F hereto.

8.  Confirmation of Liens.

         Each Borrower acknowledges, confirms and agrees that the Loan Documents, as amended hereby, are effective to grant to Bank duly perfected, valid and enforceable first priority security interests and liens in the Collateral described therein, except for Permitted Liens, and that

Fleet National Bank
As of November 12, 1998
Page 6


the locations for such Collateral specified in the Loan Documents have not changed except as provided herein. Each Borrower further acknowledges and agrees that all Obligations of Borrowers are and shall be secured by the Collateral.

9. Uni-Star Accounts Remittances. Bank agrees that Uni-Star shall not be required to cause remittances on Uni-Star Accounts to be paid to a lock box and blocked account under the dominion of the Bank until the first to occur of (a) an Event of Default occurs and is continuing under the Loan Agreement or (b) the availability of the Borrowers (the difference between the outstanding Loans and credit extensions and the Borrowing Base) is less than 100,000 for three (3) consecutive days.

10. Miscellaneous.

         Except as set forth herein, the undersigned confirms and agrees that the Loan Documents remain in full force and effect without amendment or modification of any kind. The execution and delivery of this Seventh Amendment by Bank shall not be construed as a waiver by Bank of any existing or hereafter occurring Default or Event of Default under the Loan Documents. This Seventh Amendment, together with the Loan Agreement and other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof. This Seventh Amendment and the transactions hereunder shall be deemed to be consummated in the Commonwealth of Massachusetts and shall be governed by and interpreted in accordance with the laws of that state. Any reference in any of the Loan Documents to Lender shall be deemed to be a reference to the Bank.
This Seventh Amendment and the agreements, instruments and documents entered into pursuant hereto or in connection herewith shall be "Loan Documents" under and as defined in the Loan Agreement.

    Executed under seal on the date set forth above.

ATTEST:                                       WAKEFIELD ENGINEERING, INC.


    /s/ Sheila Papez                          By:       /s/ Lawrence Butler
-------------------------------                  ------------------------------
                                              Name:   Lawrence Butler
                                                   ----------------------------
                                              Title:
                                                    ---------------------------

ATTEST:                                       WAKEFIELD EXTRUSION CORP.


   /s/ Sheila Papez                           By:       /s/ Lawrence Butler
-------------------------------                 -------------------------------
                                              Name:    Lawrence Butler
                                                   ----------------------------
                                              Title:
                                                    ---------------------------

Fleet National Bank
As of November 12, 1998
Page 7

ATTEST:                                       LOCKHART INDUSTRIES, INC.


   /s/ Sheila Papez                           By:       /s/ Lawrence Butler
-------------------------------                 -------------------------------
                                              Name:    Lawrence Butler
                                                   ----------------------------
                                              Title:
                                                    ---------------------------

ATTEST:                                       MALCO, INC.


   /s/ Sheila Papez                           By:       /s/ Lawrence Butler
-------------------------------                 -------------------------------
                                              Name:    Lawrence Butler
                                                   ----------------------------
                                              Title:   President and CEO
                                                    ---------------------------


ATTEST:                                       UNI-STAR INDUSTRIES, INC.


   /s/ Sheila Papez                           By:       /s/ Lawrence Butler
-------------------------------                 -------------------------------
                                              Name:    Lawrence Butler
                                                   ----------------------------
                                              Title:
                                                    ---------------------------



Accepted in Boston, Massachusetts
as of November 12, 1998

FLEET NATIONAL BANK


By:    /s/ Carolyn H. LoRusso
   -----------------------------
  Name:    Carolyn H. LoRusso
       -------------------------
  Title:      Vice President
        ------------------------